TRUSTCO
Bank Corp NY	Exhibit 99.2
5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311 Fax: (518) 381-3668

Subsidiary: Trustco Bank	NASDAQ -- TRST

FIRST AMENDMENT TO
RESTATEMENT OF TRUSTCO BANK SENIOR INCENTIVE PLAN

WHEREAS, Trustco Bank (herein referred to as the “Bank”) maintains the Trustco Bank Senior Incentive Plan, as amended and restated in the Restatement of Trustco Bank Senior Incentive Plan dated January 1, 2008 (herein referred to as the “Plan”); and

WHEREAS, the Bank desires to amend the Plan to make an additional class of employees eligible to participate under the Plan.

NOW, THEREFORE, the Bank does hereby amend the Plan as of January 1, 2009, as set forth below.

1.	Section 2.1.	Section 2.1 of the Plan is deleted and replaced with the following:

Section 2.1.	Participation in this Plan is limited to the following employee positions:

1.	Managers
2.	Officers and Senior Officers
3.	Administrative Vice Presidents, Vice Presidents and Senior Vice Presidents

Executive Officers of the Bank selected for participation in the Trustco Bank Executive Officer Incentive Plan are not eligible to participate in this Plan.

IN WITNESS WHEREOF, the Bank has caused this Amendment to be executed this 17th day of November 2009.

ATTEST:	TRUSTCO BANK

/S/ Robert M. Leonard	By:	/S/ Robert J. McCormick
Secretary
	Title:	Chairman, President and CEO